Exhibit 10.4

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is dated as of March 1, 2020 (the “Effective Date”) and amends that certain Employment Agreement entered into between Kason D. Kerr (“Executive”) and Ultra Petroleum Corp., a Yukon corporation (“Ultra”) on April 22, 2019 (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, Executive and Ultra previously entered into the Agreement;

WHEREAS, Executive and Ultra desire to amend the Agreement as set forth herein, effective as of the Effective Date; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    The following language is hereby added to the Agreement as Section 3(g):

Additional Incentive Bonus. In addition to the Cash Incentive, Executive is eligible to receive a one-time additional incentive bonus in the amount of $250,000 (less all applicable withholdings or authorized or required deductions) (the “Additional Incentive Bonus”). The Additional Incentive Bonus shall vest and become payable to Executive, in a lump sum cash amount, with respect to: (i) one-third (1/3) of the Additional Incentive Bonus on March 1, 2021, and (ii) the remaining two-thirds (2/3) of the Additional Incentive Bonus on September 1, 2021, subject to Executive’s continued employment with Ultra through each such date (except as otherwise set forth in Section 4(a)).

2.    Section (4)(a)(v)(B) of the Agreement is hereby amended and restated in its entirety as follows:

Upon a termination of Executive’s employment due to Disability, Executive shall be entitled to receive, and Ultra shall pay to Executive, as promptly as possible, any Accrued Obligations as of the Termination Date, the Severance Cash Incentive, and any Unpaid Additional Incentive Bonus.

3.    Section (4)(a)(vi)(B) of the Agreement is hereby amended and restated in its entirety as follows:

Upon Executive’s death, Executive’s estate shall be entitled to receive, and Ultra shall pay to Executive’s estate, as promptly as possible, any Accrued Obligations as of the Termination Date, the Severance Cash Incentive, and any Unpaid Additional Incentive Bonus.

4.    The following language is hereby added to the Agreement as Section (4)(a)(vii)(E):

The Unpaid Additional Incentive Bonus shall be paid in cash and in a lump sum within thirty (30) days following Executive’s timely execution and non-revocation of the release of claims in favor of Ultra as described in Section 4(e).

5.    Section (4)(b)(vii) of the Agreement is hereby amended and restated in its entirety as follows:

“Severance Payment” means an amount, payable in U.S. dollars, equal to the sum of (x) one hundred percent (100%) of Executive’s Base Salary in effect on the Termination Date, (y) any Cash Incentive earned, but not yet paid, for the year prior to the year of termination, and (z) any Unpaid Additional Incentive Bonus.

6.    The following language is hereby added to the Agreement as Section 4(b)(x):

“Unpaid Additional Incentive Bonus” means any unpaid portion of the Additional Incentive Bonus as of the Termination Date.

7.    This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, legally binding or not, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

8.     This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.

9.    This Amendment shall inure to the benefit of Ultra and its successors and assigns and shall be binding upon Ultra and its successors and assigns. This Amendment is personal to the Executive, and the Executive shall not assign or delegate his rights or duties under this Amendment, and any such assignment or delegation shall be null and void.

10.    This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

ULTRA:

ULTRA PETROLEUM CORP., a Yukon Corporation

By:	/s/ Brad Johnson

Name:	Brad Johnson

Title:	President and Chief Executive Officer

EXECUTIVE:

/s/ Kason D. Kerr

Kason D. Kerr

[Signature Page to Agreement Amendment]